                                                                    Exhibit 21.1

                  SUBSIDIARIES OF U.S. OFFICE PRODUCTS COMPANY



                   U.S. SUBSIDIARIES:                                              STATE
                                                                                    OF
                          NAME                                                 INCORPORATION
--------------------------------------------------------  --------------------------------------------------------

AAA Coffee Service of Oregon, Inc.                        Delaware

AAA Coffee Service of Washington, Inc.                    Delaware

Access to Computer Suppliers, Inc.                        California

Action Wholesale Service, Inc.                            Michigan

Affordable Interior Systems, Inc.                         Massachusetts

All Pro Holdings Corp.                                    Delaware

All Pro Vending Company                                   Texas

American Loose Leaf/Business Products, Inc.               Missouri

Andrews Office Supply and Equipment Co.                   District of Columbia

Baird Acquisition Corp.                                   Delaware

Bay State Computer Group, Inc.                            Massachusetts

Becton Office Products                                    North Carolina

BESCO, Inc.                                               Delaware

Blue Ribbon Enterprises, Inc.                             Pennsylvania

Brasan, Inc.                                              Florida

Bri-Kris Distributors                                     Louisiana

Bri-Kris Refreshment Service, Inc.                        Louisiana

Burgess, Anderson & Tate, Inc.                            Illinois

Business Works, Inc.                                      Delaware

C&G Acquisition Corp.                                     Delaware

C. W. Mills Acquisition Corp.                             Delaware

Caddo Design (49%)                                        Colorado

Cal Bennett, Inc.                                         California

Cal Simmons Travel                                        Virginia

Carithers-Wallace-Courtenay, Inc.                         Georgia

Carolina Office Equipment Company, Inc.                   North Carolina

Carter Vending Company                                    Texas

CCR Office Products, Inc.                                 Delaware

Certified Supply                                          Kentucky


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
                                                                                   STATE
                                                                                     OF
                          NAME                                                 INCORPORATION
--------------------------------------------------------  --------------------------------------------------------
CK Coffee, Inc.                                           Delaware

Coffee Butler Acquisition Corp.                           Delaware

Copenhaver Holdings, Incorporated                         Florida

Courtland-Cain, Inc.                                      Georgia

Dameron-Pierson Company, Ltd.                             Louisiana

Davids Office Supply & Furniture Co., Inc.                Michigan

DBI Business Interiors, Inc.                              Michigan

DeKalb Acquisition Corp.                                  Delaware

Digital Network Associates                                New York

Discount Desk Center, Inc.                                California

Emmons-Napp Office Products, Inc.                         Delaware

Evers, Inc.                                               Illinois

Expert Office Services                                    Maryland

Fortran Corp.                                             Maryland

Forty-Fifteen Papin Redevelopment Corporation             Missouri

FOS Holding, Inc.                                         Ohio

Franklin Office Products                                  Ohio

Furniture Consultants NY, Inc.                            New York

G&L VBJ                                                   Texas

General Office Products Company                           Minnesota

GP Acquisition Corp.                                      Delaware

Grodons, Inc.                                             California

Group 90, Inc.                                            Michigan

Halsey's                                                  Florida

Hano Document Printers                                    Virginia

HBI Office Interiors                                      Washington

Healy-Matthews Stationers, Incorporated                   New Mexico

Huxley Envelope Corp.                                     New York

Insta-Copy Printing, Inc.                                 New Mexico

Interiors Unlimited, Inc.                                 Missouri

International Interiors Incorporated                      Florida

IQ 2000, Inc.                                             Texas


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
                                                                                   STATE
                                                                                     OF
                          NAME                                                 INCORPORATION
--------------------------------------------------------  --------------------------------------------------------
Kanak & Sons, Inc.                                        Illinois

Kentwood Marketing, Inc.                                  Michigan

Kentwood Office Furniture, Inc.                           Michigan

Kramer Office Furniture CT                                New York

Landmark Enterprises, Inc.                                Delaware

Lee Office Products                                       Illinois

Lincoln Office Products                                   Illinois

Loy's Office Supply                                       Georgia

LP Acquisition Corp.                                      Delaware

Magic City Acquisition Corp.                              Delaware

Majordomo Service, Inc.                                   Florida

Mark's Office Furniture Acquisition Corp.                 Florida

McWhorters Stationery Company, Inc.                       California

Mile High Office Supply Corp.                             Colorado

Mills Morris Business Products, Inc.                      Tennessee

Mutual Travel, Inc.                                       Washington

National Office Supply Co.                                Ohio

New Office Plus, Inc.                                     Wisconsin

New World Vending, Inc.                                   Delaware

North Howard Corporation                                  Florida

Oak Brook Office Supply and Equipment Corp.               Delaware

Office Equipment Service Company, Inc.                    Tennessee

Office Extra                                              Missouri

Office Furniture Distributors, Inc.                       Texas

Office Furniture Store                                    Ohio

Office Products Center                                    Michigan

Office Specialties                                        California

Office Supply Feather Sound, Inc.                         Florida

OFN, Inc.                                                 Tennessee

OPC Office Products Inc.                                  Minnesota

Paul Griffin & Associates, Inc.                           Alabama

Pear Commercial Interiors, Inc.                           Colorado


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
                                                                                   STATE
                                                                                     OF
                          NAME                                                 INCORPORATION
--------------------------------------------------------  --------------------------------------------------------
Pear Custom Furniture, Inc.                               Colorado

Pence-Dickens & Heeter, Inc.                              Indiana

Pocono Envelope Corp.                                     Pennsylvania

Poor Richard's Almanac                                    California

Portland Supply & Printing                                Oregan

Price Modern of Norfolk, Inc.                             Virginia

Price Modern of Va, Inc.                                  Virginia

Price Modern, Inc.                                        Maryland

Professional Computer Solutions, Inc.                     New York

Professional Office Supply                                Michigan

Professional Travel Corp.                                 Colorado

Prossaire, Inc.                                           Florida

Prudential of Florida, Inc.                               Florida

Radar Business Systems, Inc.                              Tennessee

Rainen Business Interiors, Inc.                           Missouri

Raleigh Office Supply Company, Inc.                       North Carolina

Raygo Coffee Enterprises, Inc.                            Wisconsin

Rex Envelope Co., Inc.                                    New York

Sagot Office Interiors, Inc.                              New Jersey

School Specialty, Inc.                                    Wisconsin

Shamrock Acquisition Corp.                                Pennsylvania

Sharp Pencil Holdings, Inc.                               Delaware

Sletten Vending Services, Inc.                            Wisconsin

Standard Forms Inc.                                       New York

Steve's Office Supply                                     California

Sturgis Acquisition Corp.                                 Delaware

T.H. Payne Co.                                            Tennessee

The H.H. West Company                                     Delaware

The J. Thayer Company                                     Oregon

The Office Connection, Inc.                               Florida

The Office Works, Inc.                                    Pennsylvania

The RePrint Corporation                                   Alabama


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
                                                                                   STATE
                                                                                     OF
                          NAME                                                 INCORPORATION
--------------------------------------------------------  --------------------------------------------------------
The Smith-Wilson Co.                                      Florida

The Systems House, Inc.                                   Illinois

Thomas & Grayston Company                                 Minnesota

Travel Arrangements, Inc.                                 Texas

United Envelope Co., Inc.                                 New Jersey

USOP Merchandising Company                                Delaware

Way Acquisition Corp.                                     Pennsylvania

WBT Holdings, Inc.                                        Texas

Whittington, Inc.                                         Missouri

WJ Saunders & Co., Inc.                                   Illinois

]

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
                  FOREIGN SUBSIDIARIES:                                           COUNTRY
                                                                                     OF
                          NAME                                                 INCORPORATION
--------------------------------------------------------  --------------------------------------------------------

Armidale Industries Limited (65%)                         New Zealand

Bennetts Government Bookshop Limited                      New Zealand

Blue Star Consumer Retailing Limited                      New Zealand

Blue Star Finance Limited                                 New Zealand

Blue Star Graphics Limited                                New Zealand

Blue Star Group Limited                                   New Zealand

Blue Star Office Automation Limited                       New Zealand

Blue Star Office Products (Hawkes Bay) Limited            New Zealand

Blue Star Office Technology Limited                       New Zealand

Blue Star Print Limited                                   New Zealand

Blue Star Properties (Crawford Street) Limited            New Zealand

Blue Star Properties (Grey Street) Limited                New Zealand

Blue Star Properties (Karamu Road) Limited                New Zealand

Blue Star Properties (Spey Street) Limited                New Zealand

Blue Star Properties Limited                              New Zealand

Blue Star Systems Limited (50%)                           New Zealand

Blue Star Telecommunications Limited                      New Zealand

Calendar Club NZ Limited (50%)                            New Zealand

Croxley Stationery Limited                                New Zealand


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
                                                                                  COUNTRY
                                                                                     OF
                          NAME                                                 INCORPORATION
--------------------------------------------------------  --------------------------------------------------------
General Packaging Limited                                 New Zealand

GPO Properties (Masterton) Limited                        New Zealand

Hart Candy Communications Limited (75%)                   New Zealand

Hart Candy Rentals Limited (75%)                          New Zealand

Imaging Solutions Limited                                 New Zealand

London Bookshops Finance Limited                          New Zealand

Lullingstone Investments Limited                          New Zealand

Marketplace Centre Limited (33%)                          New Zealand

New Zealand Office Products Limited                       New Zealand

Orbit Software Limited                                    New Zealand

PC Direct Limited                                         New Zealand

The Office Products Specialist Limited                    New Zealand

U-Bix Business Machines Limited                           New Zealand

University Bookshop (Auckland) Limited (50%)              New Zealand

University Bookshop (Canterbury) Limited (50%)            New Zealand

University Bookshop (Otago) Limited (50%)                 New Zealand

Wang New Zealand Limited                                  New Zealand

WGL Retail Holdings Limited                               New Zealand

Whitcoulls Group Services Limited                         New Zealand

Angus & Robertson Bookworld Pty Limited                   Australia

Blue Star Corporate Pty Limited (75%)                     Australia

Blue Star Group Pty Limited                               Australia

Commonwealth Paper Company Pty Limited                    Australia

Dixon Office Warehouse Pty Limited                        Australia

Empire Office Supplies Pty Limited                        Australia

Paperwealth Limited                                       Australia

1186202 Ontario Limited                                   Canada

1186203 Ontario Limited                                   Canada

1203803 Ontario Limited                                   Canada

3303471 Canada Inc.                                       Canada

452007 British Columbia Limitied                          Canada

Arbuckle Foods, Inc.                                      Canada


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
                                                                                  COUNTRY
                                                                                     OF
                          NAME                                                 INCORPORATION
--------------------------------------------------------  --------------------------------------------------------
CCR Leasing, Inc.                                         Canada

Data Business Forms                                       Canada

Marced Holdings, Inc.                                     Canada

Take a Break Services, Inc.                               Canada

Dudley Stationery (49%)                                   United Kingdom
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